Exhibit 99.1

Global Cash Access Reports Third Quarter 2014 Results

Las Vegas, NV – November 4, 2014 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the third quarter ended September 30, 2014.

Third quarter Highlights

•	Total revenues increased by 8%, excluding the $11.3 million revenue loss attributable to the Caesars Entertainment (“CET”) contract
•	Total revenues, including the loss of the CET contract, decreased by less than 1%
•	Diluted earnings per share (EPS) remained unchanged at $0.09 for both the third quarter 2014 and 2013
•	Cash EPS, as defined below, increased 21% to $0.23 for the quarter
•

On September 8, 2014, the Company entered into a merger agreement to acquire all the outstanding stock of Multimedia Games Holding Company, Inc. (“MGAM”) for $36.50 per share, for an aggregate purchase price of approximately $1.2 billion in cash

“Our recent, major client commitments continue to demonstrate the success of our integrated solutions in the market.  We look forward to carrying this momentum into our pending acquisition of Multimedia Games” said Ram V. Chary, President and Chief Executive Officer.

Third quarter 2014 Results

Revenues decreased by $0.6 million, or less than 1%, to $145.5 million for the third quarter 2014, as compared to the same period last year. Operating income decreased by $0.6 million, or 6%, to $10.8 million for the third quarter 2014, as compared to the same period last year. Adjusted EBITDA (see Non-GAAP Financial Information below) increased by $2.1 million, or 12%, to $19.1 million for the third quarter 2014, as compared to the same period last year.

Income from operations before income tax provision decreased by $0.4 million, or 4%, to $8.8 million for the third quarter 2014, as compared to the same period last year. Diluted earnings per share from continuing operations remained consistent at $0.09 for the third quarter 2014 (on 66.7 million diluted shares), as compared to the same period last year.  Cash earnings per share (“Cash EPS”), (see Non-GAAP Financial Information below) increased by $0.04, or 21%, to $0.23 for the third quarter 2014, as compared to the same period last year.

2014 Outlook and Update on MGAM Acquisition

The Company reaffirmed its guidance estimates for Cash EPS and Adjusted EBITDA for the year ending December 31, 2014.

The Company anticipates the closing of the MGAM acquisition to occur in late December 2014 or early 2015, subject to obtaining all necessary regulatory approvals.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its third quarter 2014 results today at 5:00 p.m. Eastern Time (“ET”). The conference call may be accessed live over the phone by dialing (800) 289-0508 or for international callers by dialing (913) 312-0396.  A replay will be available at 8:00 p.m. ET and may be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 6907012.  The replay will be available until November 11, 2014. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. We define EBITDA as earnings before interest, taxes, depreciation and amortization; Adjusted EBITDA as EBITDA as adjusted for non-cash compensation expense and MGAM related acquisition costs; Cash Earnings as net income as adjusted for non-cash compensation expense, deferred taxes, amortization and MGAM related acquisition costs; and Cash EPS as Cash Earnings divided by our diluted weighted average number of common shares outstanding. We present Adjusted EBITDA and Cash EPS as we consider these measures to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA; and our credit facility requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) the projected closing date of the MGAM acquisition; (b) our estimates of 2014 Cash EPS and Adjusted EBITDA and the assumptions and factors upon which they are based; and (c) our belief that Cash EPS and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the overall growth of the gaming industry, if any; our ability to replace revenue associated with terminated contracts; margin degradation from contract renewals; our ability to introduce new products and services; our ability to execute on mergers, acquisitions and/or strategic alliances; our ability to integrate and operate such acquisitions consistent with our forecasts; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 11, 2014, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

GCA is a leading provider of fully integrated cash access solutions and related services to the gaming industry. GCA’s products and services provide: (a) gaming establishment patrons access to cash through a variety of methods, including Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point-of-sale (“POS”) debit card transactions, check verification and warranty services and money transfers; (b) integrated cash access devices and related services, such as slot machine ticket redemption and jackpot kiosks to the gaming industry; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. More information is available at GCA’s website at www.gcainc.com.

Contacts

Investor Relations

ir@gcamail.com

Source

Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$145,481	$146,101	$440,998	$441,987

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	108,568	111,106	331,181	333,928
Operating expenses	20,934	19,248	62,233	57,710
Depreciation	1,856	1,908	5,702	5,421
Amortization	3,352	2,419	8,476	6,974
Total costs and expenses	134,710	134,681	407,592	404,033

Operating income	10,771	11,420	33,406	37,954

Other expenses
Interest expense, net of interest income	1,996	2,255	5,625	8,151
Total other expenses	1,996	2,255	5,625	8,151

Income from operations before tax	8,775	9,165	27,781	29,803

Income tax provision	3,099	3,383	9,892	11,109

Net income	5,676	5,782	17,889	18,694

Foreign currency translation	(839)	591	(457)	79

Comprehensive income	$4,837	$6,373	$17,432	$18,773

Earnings per share
Basic	$0.09	$0.09	$0.27	$0.28
Diluted	$0.09	$0.09	$0.27	$0.28

Weighted average common shares outstanding
Basic	65,589	65,525	65,853	66,108
Diluted	66,747	66,630	67,051	67,158

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except par value amounts)

(Unaudited)

	At September 30,	At December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$106,499	$114,254
Restricted cash and cash equivalents	367	290
Settlement receivables	27,372	38,265
Other receivables, net of allowances for doubtful accounts of $2.8 million for both periods	17,223	16,962
Inventory	10,905	9,413
Prepaid expenses and other assets	28,404	26,770
Property, equipment and leasehold improvements, net	19,707	18,710
Goodwill	188,491	180,084
Other intangible assets, net	39,314	31,535
Deferred income taxes, net	79,828	91,044

Total assets	$518,110	$527,327

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$116,711	$145,022
Accounts payable and accrued expenses	69,005	60,701
Borrowings	95,743	103,000

Total liabilities	281,459	308,723

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 90,350 and 89,233 shares issued at September 30, 2014 and December 31, 2013, respectively	90	89
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at September 30, 2014 and December 31, 2013	-	-
Additional paid-in capital	244,247	231,516
Retained earnings	165,901	148,012
Accumulated other comprehensive income	2,370	2,827
Treasury stock, at cost, 24,807 and 23,303 shares at September 30, 2014 and December 31, 2013, respectively	(175,957)	(163,840)

Total stockholders’ equity	236,651	218,604

Total liabilities and stockholders’ equity	$518,110	$527,327

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities
Net income	$17,889	$18,694
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	5,702	5,421
Amortization of intangibles	8,476	6,974
Amortization of financing costs	1,412	1,323
Loss on sale or disposal of assets	79	158
Provision for bad debts	6,770	5,882
Stock-based compensation	7,533	3,702
Changes in operating assets and liabilities:
Settlement receivables	10,828	5,050
Other receivables, net	(6,547)	(8,264)
Inventory	(1,430)	(1,847)
Prepaid and other assets	(2,927)	(1,726)
Deferred income taxes	8,554	10,335
Settlement liabilities	(28,125)	(20,127)
Accounts payable and accrued expenses	1,226	188

Net cash provided by operating activities	29,440	25,763

Cash flows from investing activities
Acquisitions, net of cash acquired	(11,845)	-
Capital expenditures	(11,035)	(9,165)
Proceeds from sale of fixed assets	298	83
Changes in restricted cash and cash equivalents	(77)	(91)

Net cash used in investing activities	(22,659)	(9,173)

Cash flows from financing activities
Issuance costs of amended credit facility	-	(764)
Repayments against credit facility	(7,258)	(15,000)
Proceeds from exercise of stock options	5,251	3,776
Purchase of treasury stock	(12,117)	(14,631)

Net cash used in financing activities	(14,124)	(26,619)

Effect of exchange rates on cash	(412)	(1)

Cash and cash equivalents
Net decrease for the period	(7,755)	(10,030)
Balance, beginning of the period	114,254	153,020

Balance, end of the period	$106,499	$142,990

Supplemental cash flow disclosures
Cash paid for interest	$5,154	$6,978
Cash paid for income tax, net of refunds	$874	$538
Non-cash tenant improvements paid by landlord	$-	$2,930
Accrued and unpaid capital expenditures	$2,260	$2,339
Accrued and unpaid contingent liability for NEWave acquisition	$2,463	$-

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net income	$5,676	$5,782	$17,889	$18,694
Equity compensation expense	2,124	1,247	7,533	3,702
Deferred income tax	2,943	3,124	8,554	10,335
Amortization	3,352	2,419	8,476	6,974
MGAM acquisition related expenses	953	-	953	-

Cash earnings	$15,048	$12,572	$43,405	$39,705

Diluted weighted average number of common shares outstanding	66,747	66,630	67,051	67,158

Diluted cash earnings per share (“Cash EPS”)	$0.23	$0.19	$0.65	$0.59

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$10,771	$11,420	$33,406	$37,954
Plus: depreciation and amortization	5,208	4,327	14,178	12,395

EBITDA	$15,979	$15,747	$47,584	$50,349

Equity compensation expense	2,124	1,247	7,533	3,702
MGAM acquisition related expenses	953	-	953	-

Adjusted EBITDA	$19,056	$16,994	$56,070	$54,051

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA

AND PROJECTED ADJUSTED EBITDA

FOR THE YEAR ENDING DECEMBER 31, 2014

(Amounts in thousands, except per share amounts)

	2014 Guidance Range[1]
	Low	High
Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)
Projected net income	$23,000	$24,800
Projected equity compensation expense	9,800	9,800
Projected deferred income tax	11,700	12,800
Projected amortization	10,600	10,600
Projected MGAM acquisition related costs[2]	3,000	3,000

Projected cash earnings	$58,100	$61,000

Projected diluted weighted average number of common shares outstanding	67,100	67,100

Projected diluted cash earnings per share (“Cash EPS”)	$0.87	$0.91

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$44,200	$47,200
Plus: projected depreciation and projected amortization[2]	19,000	19,000

Projected EBITDA	$63,200	$66,200

Projected equity compensation expense	9,800	9,800
Projected MGAM acquisition related costs	3,000	3,000

Projected Adjusted EBITDA	$76,000	$79,000

Note:

1.  All figures presented are projected estimates for the year ending December 31, 2014.

2.  Assumes MGAM acquisition will occur in early 2015.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

OTHER INFORMATION AND DATA

(Amounts in thousands, unless otherwise noted)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues
Cash Advance	$57,544	$58,305	$177,185	$174,292
ATM	70,151	71,634	213,172	219,881
Check Services	5,518	5,385	16,146	16,786
Other	12,268	10,777	34,495	31,028

Total revenues	$145,481	$146,101	$440,998	$441,987

Operating income
Cash Advance	$15,196	$15,190	$48,980	$46,503
ATM	6,488	6,114	18,834	19,323
Check Services	2,560	3,074	8,220	9,874
Other	6,314	4,399	14,786	14,031
Corporate	(19,787)	(17,357)	(57,414)	(51,777)

Total operating income	$10,771	$11,420	$33,406	$37,954

	Three Months Ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Other data
Aggregate dollar amount processed (in billions)
Cash advance	$1.23	$1.24	$3.78	$3.67
ATM	$3.17	$3.22	$9.66	$9.88
Check warranty	$0.28	$0.27	$0.83	$0.83

Number of transactions completed (in millions)
Cash advance	2.17	2.22	6.69	6.68
ATM	16.23	16.48	49.15	50.79
Check warranty	0.91	0.93	2.71	2.87